EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gerard Danos, the Chief Executive Officer/Chief Financial Officer of Nola Energy Inc. (formerly Taglikeme Corp.), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Nola Energy Inc. (formerly Taglikeme Corp.) for the three months ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nola Energy Inc. (formerly Taglikeme Corp.)

Date: June 6, 2014	By:	/s/ Gerard Danos
Gerard Danos Chief Executive Officer/Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Nola Energy Inc. (formerly Taglikeme Corp.) and will be retained by Nola Energy Inc. (formerly Taglikeme Corp.) and furnished to the Securities and Exchange Commission or its staff upon request.